UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2017

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 Sierra Point Parkway

Suite 500
Brisbane, California 94005

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement

Convertible Note Offering

On August 7, 2017, Innoviva, Inc. (“Innoviva” or the “Company”) completed its previously announced offering of $175.0 million aggregate principal amount of its 2.50% Convertible Senior Notes due 2025 (the “Notes”). The Notes were sold in a private placement under a purchase agreement, dated as of August 1, 2017, entered into by and among Innoviva and Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc., as initial purchasers (collectively, the “Initial Purchasers”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Innoviva also granted the Initial Purchasers a right to purchase, within a 30-day period, up to an additional $17.5 million principal amount of additional Notes on the same terms and conditions, which the Initial Purchasers exercised in full on August 4, 2017 and which additional purchase was also completed on August 7, 2017.

The net proceeds from the sale of the $192.5 million aggregate principal amount of Notes were approximately $187.3 million after deducting the Initial Purchasers’ discounts and commissions and Innoviva’s estimated offering expenses. Innoviva used approximately $17.5 million of the net proceeds from this offering to repurchase 1,317,771 shares of its common stock, at a price per share of $13.28, concurrently with the pricing of the offering of the Notes in privately negotiated transactions effected through one of the Initial Purchasers or its affiliate, as Innoviva’s agent. Innoviva currently intends to use the remainder of the net proceeds of this offering to repay a portion of the principal outstanding under the Company’s LABA PhaRMASM 9.0% Fixed Rate Term Notes due 2029 on the next interest payment date of August 15, 2017.

Indenture

On August 7, 2017, Innoviva entered into an indenture (the “Indenture”) with respect to the Notes with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Under the Indenture, the Notes will be senior unsecured obligations of Innoviva and bear interest at a rate of 2.50% per year, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2018. The Notes will mature on August 15, 2025, unless earlier repurchased or converted.

The Notes are convertible into shares of Innoviva’s common stock, cash or a combination of shares of Innoviva’s common stock and cash, at Innoviva’s election, based on an initial conversion rate of 57.9240 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $17.26 per share), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 30% to the $13.28 per share closing price of Innoviva’s common stock on August 1, 2017.

Prior to February 15, 2025, the Notes will be convertible at the option of the holders only upon the occurrence of specified events and during certain periods, and will be convertible on or after February 15, 2025 at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

If certain corporate events that constitute a “make-whole fundamental change” as set forth in the Indenture occur prior to the maturity date, the conversion rate may, in certain circumstances, be increased for a holder who elects to convert its Notes in connection with such corporate event.  The conversion rate is subject to customary anti-dilution provisions.

The Notes are not redeemable prior to maturity, and no sinking fund is provided for the Notes. If Innoviva undergoes a “fundamental change,” as defined in the Indenture, subject to certain conditions, holders may require Innoviva to purchase for cash all or any portion of their Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. Innoviva does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock. A maximum of 14,495,481 shares of common stock may be issued upon conversion of the Notes, subject to adjustment.

Item 8.01. Other Events.

On August 7, 2017, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1

Indenture (including form of Note) with respect to Innoviva’s 2.50% Convertible Senior Notes due 2025, dated as of August 7, 2017, between Innoviva and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated August 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: August 7, 2017	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer